Exhibit 99.1

SHERWIN-WILLIAMS AND VALSPAR EXTEND TERM OF MERGER AGREEMENT

CLEVELAND, OH and MINNEAPOLIS, MN – March 21, 2017 – The Sherwin-Williams Company (NYSE: SHW) and The Valspar Corporation (NYSE: VAL) today announced that they have extended the termination date of the definitive agreement under which Sherwin-Williams will acquire Valspar for $113 per share in an all-cash transaction, from March 21, 2017 to June 21, 2017.

Sherwin-Williams previously reported in its 2016 year-end earnings release and 2016 Annual Report that it expected a divestiture would be required to gain approval from the Federal Trade Commission to complete the Valspar acquisition. As previously disclosed, the expected divestiture represents annual revenues well below the threshold of $650 million of Valspar 2015 revenues, such that the Valspar transaction is expected to be completed at a price of $113 per share. At that time, Sherwin-Williams expected the divestiture and the Valspar transaction to be closed by the end of April 2017.

Sherwin-Williams no longer believes the divestiture will be completed, and the Valspar acquisition closed, by the end of April, and expects to provide more definitive timing for the divestiture and completion of the Valspar acquisition on its first quarter earnings conference call on April 20, 2017. The extension of the merger agreement to June 21, 2017 is intended to provide sufficient time to complete the Valspar acquisition.

John G. Morikis, Chairman, President and Chief Executive Officer of Sherwin-Williams, said, “We continue to move forward on the divestiture of a single business that we believe will allow us to gain approval from the FTC, and we are in discussions with a number of prospective buyers. We remain confident in our ability to complete the divestiture at a fair price, and we look forward to unlocking the value of the combined business when the Valspar acquisition closes.”

About The Sherwin-Williams Company

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of coatings and related products to professional, industrial, commercial, and retail customers. The company manufactures products under well-known brands such as Sherwin-Williams®, HGTV HOME® by Sherwin-Williams, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, and many more. With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 4,100 company-operated stores and facilities, while the company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. The Sherwin-Williams Global Finishes Group distributes a wide range of products in more than 115 countries around the world. For more information, visit www.sherwin.com.

About Valspar

Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services. Our 11,000 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valspar and its subsidiaries. Valspar and Sherwin-Williams caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; delay in completing any divestitures required to receive regulatory approval; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of raw materials; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Valspar’s information systems; and changes in the legal and regulatory environment. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

CONTACTS

For The Sherwin-Williams Company:

Investor Relations Contact:

Bob Wells

Senior Vice President, Corporate Communications and Public Affairs

Sherwin-Williams

(216) 566-2244

rjwells@sherwin.com

Media Contacts:

Mike Conway

Director, Corporate Communications

Sherwin-Williams

(216) 515-4393

mike.conway@sherwin.com

Or

Sard Verbinnen & Co

Jim Barron / Jared Levy / Patrick Scanlan

(212) 687-8080

For The Valspar Corporation:

Investor and Media Contact:

Bill Seymour

Vice President, Investor Relations, Communications and Finance

(612) 656-1328

william.seymour@valspar.com

Or

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Tim Lynch / Joseph Sala

(212) 355-4449

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